Exhibit 99.1

Contact:	Jim Gray	Stuart Johnson
	Senior Executive Vice President & CIO	Senior Executive Vice President & CFO
	(662) 680-1217	(662) 680-1472
	jimg@renasant.com	stuartj@renasant.com

RENASANT CORPORATION ANNOUNCES INCREASE IN

FIRST QUARTER EARNINGS PER SHARE

TUPELO, MISSISSIPPI (April 18, 2006) – Renasant Corporation (NASDAQ:RNST) (the “Company”) today announced results for the first quarter of 2006. Basic earnings per share were $.63, up 21%, and diluted earnings per share were $.62, up 19%, compared to basic and diluted earnings per share of $.52 for the first quarter of 2005. Net income for the first quarter of 2006 was $6,501,000, up 19%, or $1,042,000, from the first quarter of 2005.

“We are pleased to begin 2006 with a strong first quarter performance,” commented Renasant Chairman and Chief Executive Officer, E. Robinson McGraw. “Consistent with our strategic goals, we grew both first quarter diluted earnings per share and net income by 19% while credit quality remained strong as we continued to experience a low level of charge offs and non-performing loans. Non interest income in 2006 has shown solid growth as compared to the same period in 2005 while net interest margin has remained relatively steady. We are particularly pleased to see several of our key growth initiatives being met and we anticipate another successful year in 2006.”

Total assets as of March 31, 2006 were $2.5 billion, an increase of 8% from March 31, 2005. Total loans grew 6% to approximately $1.7 billion at the end of the first quarter of 2006 from $1.6 billion at March 31, 2005, while total deposits grew 17% to $2.0 billion during the same period.

“During the first quarter of 2006, we realized significant growth in deposits and solid growth in loans within our tri-state footprint. It is important to note that approximately 71% of our loans and 60% of our deposits are now held in what we consider to be our key growth markets,” stated McGraw.

Net interest income grew 6% to $20,508,000 for the first quarter of 2006 compared to $19,318,000 for the same period in 2005 due to loan growth and excess funds held in short-term investments. Net interest margin remained flat at 3.99% for the first quarter of 2006 compared to the first quarter of 2005.

Noninterest income increased 15% to $11,433,000 for the first quarter of 2006 from $9,903,000 for the first quarter of 2005 primarily due to increases in service charges on deposit accounts, loan fees, and commissions on investment products. Other noninterest income for the first quarter of 2006 included a $558,000 gain recognized on the early extinguishment of long-term debt and a $397,000 nontaxable death benefit from life insurance. In comparison, other noninterest income for the first quarter of 2005 included $264,000 from the sale of our Pulse network to Discover.

Noninterest expense was $21,891,000 for the first quarter of 2006 as compared to $20,963,000 for the first quarter of 2005. During the first quarter of 2006 and 2005, the Company recorded $338,000 and $170,000, respectively, related to the expensing of stock based compensation.

“We experienced an increase in noninterest expense mainly due to the opening and operation of three additional full service banking locations since the same period in 2005. In the first quarter of 2006, we opened a full service banking office in Collierville, Tennessee which expanded our presence in the growth market of Memphis. Adding to our growth since the first quarter of 2005, we have opened our Tennessee Headquarters location in East Memphis and a full service banking office in Oxford, Mississippi. Our expansion plans call for additional full service banking locations in the growth markets of Nashville, Tennessee, and Huntsville and Birmingham, Alabama. In addition, we have purchased property on the historic square in Oxford, Mississippi and we expect to open our second Oxford location later this year,” said McGraw.

The Company’s credit quality improved during the first quarter of 2006. Annualized net charge-offs as a percentage of average loans were .23% for the first quarter of 2006, down from .31% for the first quarter of 2005. Non-performing loans as a percentage of total loans were .24% at March 31, 2006, as compared to .43% at March 31, 2005. The allowance for loan losses as a percentage of loans was 1.11% at March 31, 2006, as compared to 1.14% at March 31, 2005.

CONFERENCE CALL INFORMATION

A live audio webcast of a conference call with analysts will be available beginning at 10:00 a.m. Eastern time on Wednesday, April 19, 2006, through the Company’s website: www.renasant.com, and through Thompson/CCBN’s individual investor center at

www.fulldisclosure.com, or any of Thompson/CCBN’s Investor Distribution Network websites. The event will be archived on the Company’s website for 90 days. If Internet access is unavailable, the conference may also be heard live (listen-only) via telephone by dialing 800-798-2801 in the United States and entering the participant passcode 29390820. International participants should dial 617-614-6205 and enter the participant passcode 29390820.

ABOUT RENASANT CORPORATION

Renasant Corporation is the parent of Renasant Bank and Renasant Insurance. Renasant has assets of approximately $2.5 billion and operates 61 banking and insurance offices in 38 cities in Mississippi, Tennessee and Alabama.

NOTE TO INVESTORS

This news release may contain, or incorporate by reference, statements which may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward looking statements usually include words such as “expects,” “projects,” “anticipates,” “believes,” “intends,” “estimates,” “strategy,” “plan,” “potential,” “possible” and other similar expressions.

Prospective investors are cautioned that any such forward-looking statements are not guarantees for future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include significant fluctuations in interest rates, inflation, economic recession, significant changes in the federal and state legal and regulatory environment, significant underperformance in our portfolio of outstanding loans, and competition in our markets. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

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RENASANT CORPORATION

(Unaudited)

(Dollars in thousands, except per share data)

	2006	2005				1st Qtr 2006—1st Qtr 2005 Percent Variance	For the Three Months Ended March 31,
Statement of earnings	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter		2006	2005	Percent Variance
Interest income-taxable equivalent basis	$36,632	$35,620	$33,249	$32,718	$30,146	21.52	$36,632	$30,146	21.52
Interest income	$35,817	$34,777	$32,417	$31,900	$29,295	22.26	$35,817	$29,295	22.26
Interest expense	15,309	13,863	12,678	11,445	9,977	53.44	15,309	9,977	53.44

Net interest income	20,508	20,914	19,739	20,455	19,318	6.16	20,508	19,318	6.16

Provision for loan losses	1,068	712	833	848	597	78.89	1,068	597	78.89

Net interest income after provision	19,440	20,202	18,906	19,607	18,721	3.84	19,440	18,721	3.84

Service charges on deposit accounts	4,424	4,377	4,358	4,167	3,874	14.20	4,424	3,874	14.20
Fees and commissions on loans and deposits	3,003	2,865	2,853	2,965	2,505	19.88	3,003	2,505	19.88
Insurance commissions and fees	822	881	955	906	831	(1.08)	822	831	(1.08)
Trust revenue	630	644	613	611	625	0.80	630	625	0.80
Gain (loss) on sale of securities	21	—	—	(32)	102	(79.41)	21	102	(79.41)
Gain on sale of mortgage loans	760	673	766	673	693	9.67	760	693	9.67
Other	1,773	678	699	661	1,273	39.28	1,773	1,273	39.28

Total non-interest income	11,433	10,118	10,244	9,951	9,903	15.45	11,433	9,903	15.45

Salaries and employee benefits	12,212	11,438	11,696	11,520	11,459	6.57	12,212	11,459	6.57
Occupancy and equipment	2,786	2,785	2,220	2,222	2,605	6.95	2,786	2,605	6.95
Data processing	1,080	1,056	966	962	1,044	3.45	1,080	1,044	3.45
Amortization of intangibles	431	543	557	571	586	(26.45)	431	586	(26.45)
Other	5,382	5,735	5,125	5,581	5,269	2.14	5,382	5,269	2.14

Total non-interest expense	21,891	21,557	20,564	20,856	20,963	4.43	21,891	20,963	4.43

Income before income taxes	8,982	8,763	8,586	8,702	7,661	17.24	8,982	7,661	17.24
Income taxes	2,481	2,545	2,261	2,495	2,202	12.67	2,481	2,202	12.67

Net income	$6,501	$6,218	$6,325	$6,207	$5,459	19.09	$6,501	$5,459	19.09

Basic earnings per share	$0.63	$0.60	$0.61	$0.59	$0.52	21.15	$0.63	$0.52	21.15
Diluted earnings per share	0.62	0.60	0.60	0.58	0.52	19.23	0.62	0.52	19.23

Average basic shares outstanding	10,303,842	10,318,913	10,396,579	10,400,330	10,406,243	(0.98)	10,303,842	10,406,243	(0.98)
Average diluted shares outstanding	10,495,937	10,429,769	10,511,212	10,518,760	10,560,330	(0.61)	10,495,937	10,560,330	(0.61)

Common shares outstanding	10,319,310	10,289,510	10,380,372	10,397,897	10,412,775	(0.90)	10,319,310	10,412,775	(0.90)
Cash dividend per common share	$0.23	$0.22	$0.22	$0.22	$0.21	9.52	$0.23	$0.21	9.52

Performance ratios
Return on average shareholders' equity	11.00%	10.45%	10.57%	10.64%	9.53%		11.00%	9.53%
Return on average shareholders' equity, excluding amortization expense	11.44%	11.01%	11.14%	11.25%	10.16%		11.44%	10.16%
Return on average assets	1.07%	1.04%	1.07%	1.06%	0.95%		1.07%	0.95%
Return on average assets, excluding amortization expense	1.12%	1.09%	1.12%	1.12%	1.01%		1.12%	1.01%

Net interest margin (FTE)	3.99%	4.11%	3.94%	4.14%	3.99%		3.99%	3.99%
Yield on earning assets (FTE)	6.86%	6.73%	6.36%	6.36%	5.97%		6.86%	5.97%
Average earning assets to average assets	88.16%	88.18%	88.06%	88.10%	87.54%		88.16%	87.54%
Average loans to average deposits	85.04%	88.10%	88.59%	90.54%	90.75%		85.04%	90.75%

Noninterest income (less securities gains/losses) to average assets	1.88%	1.68%	1.73%	1.71%	1.70%		1.88%	1.70%
Noninterest expense to average assets	3.61%	3.59%	3.47%	3.57%	3.63%		3.61%	3.63%
Net overhead ratio	1.73%	1.90%	1.74%	1.86%	1.94%		1.73%	1.94%
Efficiency ratio (FTE)	66.83%	67.63%	66.73%	66.79%	69.71%		66.83%	69.71%

RENASANT CORPORATION

(Unaudited)

(Dollars in thousands, except per share data)

	2006	2005				1st Qtr 2006- 1st Qtr 2005 Percent Variance	For the Three Months Ended March 31,
Average balances	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter		2006	2005	Percent Variance
Total assets	$2,456,602	$2,382,811	$2,353,914	$2,340,597	$2,339,201	5.02	$2,456,602	$2,339,201	5.02
Earning assets	2,165,821	2,101,218	2,072,762	2,062,124	2,047,770	5.76	2,165,821	2,047,770	5.76
Securities	412,670	404,882	408,161	420,463	452,818	(8.87)	412,670	452,818	(8.87)
Loans, net of unearned	1,689,106	1,661,546	1,640,121	1,611,143	1,576,877	7.12	1,689,106	1,576,877	7.12
Intangibles	99,854	100,657	101,323	101,385	101,453	(1.58)	99,854	101,453	(1.58)

Non-interest bearing deposits	256,548	244,384	235,611	234,946	229,638	11.72	256,548	229,638	11.72
Interest bearing deposits	1,689,671	1,602,674	1,573,085	1,515,318	1,483,677	13.88	1,689,671	1,483,677	13.88
Total deposits	1,946,219	1,847,058	1,808,696	1,750,264	1,713,315	13.59	1,946,219	1,713,315	13.59
Other borrowings	245,093	274,922	289,849	333,710	371,855	(34.09)	245,093	371,855	(34.09)
Shareholders' equity	239,771	236,015	237,386	233,908	232,348	3.19	239,771	232,348	3.19

Asset quality data
Nonaccrual loans	$2,509	$3,984	$3,803	$4,157	$3,807	(34.10)	$2,509	$3,807	(34.10)
Loans 90 past due or more	1,546	2,306	3,398	2,292	3,002	(48.50)	1,546	3,002	(48.50)

Non-performing loans	4,055	6,290	7,201	6,449	6,809	(40.45)	4,055	6,809	(40.45)
Other real estate owned and repossessions	3,922	4,299	6,646	7,114	7,232	(45.77)	3,922	7,232	(45.77)

Non-performing assets	$7,977	$10,589	$13,847	$13,563	$14,041	(43.19)	$7,977	$14,041	(43.19)

Net loan charge-offs	$958	$813	$465	$780	$1,186	(19.22)	$958	$1,186	(19.22)
Allowance for loan losses	18,473	18,363	18,448	18,080	18,012	2.56	18,473	18,012	2.56

Non-performing loans/total loans	0.24%	0.38%	0.45%	0.40%	0.43%		0.24%	0.43%
Non-performing assets/total assets	0.32%	0.44%	0.58%	0.58%	0.61%		0.32%	0.61%
Allowance for loan losses/ total loans	1.11%	1.12%	1.15%	1.14%	1.14%		1.11%	1.14%
Allowance for loan losses/non-performing loans	455.56%	291.94%	256.19%	280.35%	264.53%		455.56%	264.53%
Net loan charge-offs (annualized)/average loans	0.23%	0.19%	0.11%	0.19%	0.31%		0.23%	0.31%

Balances at period end
Total assets	$2,509,220	$2,397,702	$2,379,793	$2,353,385	$2,320,164		$2,509,220	$2,320,164	8.15
Earning assets	2,205,706	2,105,281	2,073,678	2,075,244	2,041,307		2,205,706	2,041,307	8.05
Securities	429,169	399,034	400,786	415,193	425,196		429,169	425,196	0.93
Mortgage loans held for sale	34,099	33,496	42,865	32,792	32,623		34,099	32,623	4.52
Loans, net of unearned	1,664,479	1,646,223	1,608,697	1,592,391	1,572,103		1,664,479	1,572,103	5.88
Intangibles	99,575	100,832	100,766	101,528	101,406		99,575	101,406	(1.81)

Non-interest bearing deposits	$272,672	$250,270	$244,086	$233,095	$238,651		$272,672	$238,651	14.26
Interest bearing deposits	1,759,073	1,618,181	1,574,232	1,531,082	1,502,350		1,759,073	1,502,350	17.09
Total deposits	2,031,745	1,868,451	1,818,318	1,764,177	1,741,001		2,031,745	1,741,001	16.70
Other borrowings	214,054	266,505	299,076	334,952	324,330		214,054	324,330	(34.00)
Shareholders' equity	239,418	235,440	237,211	235,454	230,892		239,418	230,892	3.69

Market value per common share	36.94	31.63	31.65	30.76	31.10		36.94	31.10	18.78
Book value per common share	23.20	22.88	22.85	22.64	22.17		23.20	22.17	4.63
Tangible book value per common share	13.55	13.08	13.14	12.88	12.44		13.55	12.44	8.98
Shareholders' equity to assets (actual)	9.54	9.82	9.97	10.00	9.95		9.54	9.95
Tangible capital ratio	5.80	5.86	5.99	5.95	5.84		5.80	5.84
Leverage ratio	8.72	8.60	8.79	8.67	8.59		8.72	8.59

Detail of Loans by Category
Commercial, financial, agricultural	$206,914	$226,203	$224,673	$228,371	$228,305		$206,914	$228,305	(9.37)
Lease financing	6,548	7,469	8,143	9,576	10,763		6,548	10,763	(39.16)
Real estate-construction	196,228	169,543	162,694	159,798	159,155		196,228	159,155	23.29
Real estate-1-4 family mortgages	578,931	566,455	558,616	547,307	531,347		578,931	531,347	8.96
Real estate-commercial mortgages	595,589	597,273	570,849	556,694	537,800		595,589	537,800	10.75
Installment loans to individuals	80,269	79,280	83,722	90,645	104,733		80,269	104,733	(23.36)

Loans, net of unearned	$1,664,479	$1,646,223	$1,608,697	$1,592,391	$1,572,103		$1,664,479	$1,572,103	5.88

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